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                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------


 We have issued our report dated November 22, 1996, accompanying the financial statements of Decatur First Bank Group, Inc., contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                              /s/ PORTER KEADLE MOORE, LLP



 Atlanta, Georgia

 December 4, 1996
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                                 EXHIBIT 23.1

                        CONSENT OF PORTER KEADLE & MOORE